SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2004 (November 18, 2004)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

2001 Third Avenue South, Birmingham, Alabama 35233

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 325-4200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 3.

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2004, Torchmark Corporation (Torchmark) and its subsidiary TMK Re, Ltd. (TMK Re) entered into that Credit Agreement dated as of November 18, 2004 among Torchmark Corporation as the Borrower, TMK Re, Ltd. as a Loan Party, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, JP Morgan Bank, N.A., KeyBank National Association, Regions Bank and SunTrust Bank as Co-Syndication Agents and the other lenders party thereto (Credit Agreement). The Credit Agreement replaces Torchmark’s existing five-year Revolving Credit Agreement which was scheduled to expire in November 2006 and its 364-Day Credit Agreement which was scheduled to expire November 24, 2004. It provides for a five-year, $600 million revolving credit facility, the proceeds of which may be used for general corporate purposes of Torchmark and its subsidiaries, including repayment of maturing commercial paper indebtedness, and for the issuance of standby letters of credit for TMK Re in an amount not to exceed $175 million. The Agreement also includes a $15 million swing line arrangement. Borrowings may be made at either a LIBOR rate or the higher of the Federal Funds rate plus ½ of 1% or Bank of America’s prime rate.

Torchmark and its subsidiaries from time to time have various other relationships with certain of the banks and their affiliates who participate as lenders under the Credit Agreement. Affiliates of JP Morgan Chase Bank, N.A. are parties to that Receivables Purchase Agreement dated as of December 21, 1999 as amended and restated as of March 31, 2000, among AILIC Receivables Corporation, American Income Life Insurance Company, Preferred Receivables Funding Corporation (PREFCO), certain financial institutions (which financial institutions together with PREFCO are Purchasers) and Bank One, N.A., as agent for Purchasers, as from time to time amended, which has been previously filed as an exhibit to Torchmark’s Forms 10-K and 10-Q.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

10.01	Credit Agreement dated as of November 18, 2004 among Torchmark Corporation as the Borrower, TMK Re, Ltd. as a Loan Party, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, JP Morgan Bank, N.A., KeyBank National Association, Regions Bank and SunTrust Bank as Co-Syndication Agents and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: November 23, 2004	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and
Secretary